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                                  EXHIBIT 99.2

[DATAVON, INC. LOGO]

PRESS RELEASE
FOR IMMEDIATE RELEASE


    DTVN HOLDINGS NAMES PHILIP O'REILLY DIRECTOR AND CHIEF FINANCIAL OFFICER

DALLAS, TEXAS - MAY 15, 2001 - DTVN HOLDINGS INC. (OTC BB: DTVN) and DataVoN, Inc. Chairman and CEO Hugh Simpson today announced that Philip O'Reilly, President and CEO of its Video Intelligence, Inc. subsidiary, has been appointed to the Board of Directors and named Chief Financial Officer of DTVN Holdings, Inc. DataVoN, a wholly owned operating subsidiary, is a nationwide provider of packet-switched voice, video and data network services. "Phil O'Reilly has substantial expertise in legal, financial and business development activities, and I am pleased he has assumed the additional responsibilities of Director and CFO of DTVN. He has successfully established Video Intelligence as a leading provider of corporate IP video applications and services, and will continue to lead that line of our business," Simpson said.

Mr. O'Reilly created Video Intelligence Inc. in September 2000, from the elements of a prior organization that had been operating since 1993. He is an attorney with practice experience in antitrust, insurance and corporate formation, with an extensive practical and academic background in entrepreneurship, finance, business development, merger and acquisitions and international trade. Prior to founding Video Intelligence, O'Reilly served as Executive Vice President and developed financing for the start up of E-Facilities, Inc., an Internet-managed services provider. Mr. O'Reilly launched his career in general practice, and later served as General Counsel and head of acquisitions for the Midlantic Group for six years. Mr. O'Reilly then acquired and served as CEO of Syncro Motion Corporation and Multi-Flex Corporation, both of which he developed into double-digit growth, international expansion and successful disposition to Fortune 1000 purchasers. Mr. O'Reilly holds a BA from St. Joseph's University, a JD (Magna cum laude) from Western New England College School of Law and an MBA (Magna cum laude) from Pennsylvania State University.

"Video Intelligence had a very dynamic working relationship with DataVoN even before the recent acquisition, and I am excited with the challenge and the opportunity to expand my role in the company. In the coming months I anticipate that our new strategic model will produce accelerated and profitable growth in the broadband market as we extend our next generation network deployment," said O'Reilly.

DataVoN, Inc. (www.datavon.com), Video Intelligence, Inc. (www.video-intelligence.com) and Zydeco Exploration, Inc. are wholly owned subsidiaries of DTVN Holdings, Inc. DataVoN's core business is to provide wholesale origination, transport and termination services through its state-of-the-art packet-switched network which facilitates sharing of voice, data and video transmissions over the same medium. DataVoN's network provides signaling interoperability
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across IP and traditional circuit-based networks, with the capability of delivering next generation services to its customers. Video Intelligence, with offices and operations in West Chester, Pennsylvania and Fort Worth, Texas, is a premiere provider of business-critical video applications and services, and specializes in enterprise IP video services, including video conferencing. Core service offerings are built around video portal services, managed delivery, private cache and content distribution, and a broad range of necessary ancillary services. DTVN has headquarters and its Network Operations Center in Richardson, Texas.

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The information contained in this press release, or on the DataVoN Corporate
Website, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release reflect DataVoN's current views with respect to possible future events and financial performance and are subject to certain risks and uncertainties that could cause DataVoN's actual results to differ materially from its historical results or those that DataVoN hopes to achieve. In this press release, the words "anticipates," "plans," "believes," "expects," "intends," "future," and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this press release.

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   DataVoN Corporate Relations: RICHARD AMES (713) 975-6424 rames@datavon.com